Exhibit 23.1

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm
10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 22, 2023, with respect to the consolidated financial statements of Big Tree Cloud Holdings Limited, as of and for the years ended June 30, 2023 and 2022 in this Draft Registration Statement on Form F-4 and the related prospectus of Big Tree Cloud Holdings Limited filed with the Securities and Exchange Commission.

/s/ Audit Alliance LLP

March 13, 2024